UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2013

NTS REALTY HOLDINGS LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32389 (Commission file number)	41-2111139 (IRS Employer Identification No.)

600 North Hurstbourne Parkway Suite 300 Louisville, Kentucky 40222 (Address of principal executive offices)

(502) 426-4800 (Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

As previously announced, NTS Realty Holdings Limited Partnership (the “Company”, “we”, “us” or “our”) and NTS Realty Capital, Inc. (“Realty Capital”), our managing general partner, entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 27, 2012, with NTS Merger Parent, LLC (“Parent”), an entity controlled by our founder and Chairman, J.D. Nichols, and our President and Chief Executive Officer, Brian F. Lavin, and NTS Merger Sub, LLC (“Merger Sub”, and together with Mr. Nichols, Mr. Lavin, Parent and certain of their respective affiliates, the “Purchasers”), a wholly-owned subsidiary of Parent. Upon consummation of the transactions proposed in the Merger Agreement, Merger Sub would merge with and into the Company and the Company would continue as the surviving entity (the “Merger”).

As disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 28, 2012, consummation of the Merger is subject to certain conditions, including, among others, receipt by the Purchasers of financing pursuant to a debt commitment letter (the “Commitment Letter”), that is sufficient to pay the Merger Consideration and related expenses of the transaction.  A copy of the Commitment Letter is available as an exhibit to the Merger Agreement filed as Exhibit 2.1 to the Form 8-K filed with the SEC on December 28, 2012.

The Commitment Letter provides that it will terminate if the facility contemplated by the Commitment Letter does not for any reason close by September 30, 2013 (the “Financing Termination Date”).  On September 30, 2013, the Company issued a press release to announce that:

•
The special committee of Realty Capital’s board of directors received a letter (the “Letter”) from Parent and Merger Sub informing the special committee that there has been no extension of the Financing Termination Date and that the facility contemplated by the Commitment Letter has not closed.

•
In response to the Letter, the special committee sent a letter to Parent and Merger Sub (the “Response Letter”) informing them that, in response to the termination of the Commitment Letter, the special committee is reviewing all of its rights and options under the Merger Agreement, including, but not limited to, initiating litigation to enforce the Merger Agreement in accordance with its terms.

A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference, a copy of the Letter is attached to this report as Exhibit 99.2 and is incorporated herein by reference and a copy of the Response Letter is attached to this report as Exhibit 99.3 and is incorporated herein by reference.

The Merger Agreement may be terminated by either Parent and Merger Sub or the Company (by action of the special committee of the board of directors of Realty Capital) if the Merger has not been consummated by September 30, 2013 (the “Merger Outside Date”).  At this time, no party to the Merger Agreement has exercised its option to terminate the Merger Agreement.  There can be no assurance that the Merger Agreement will not be terminated by either party, that the Merger Agreement will be approved by the unitholders, that Parent and Merger Sub will receive sufficient financing to consummate the Merger or that the Merger will be consummated on the terms described herein or at all.

Forward Looking Statements

This document contains forward looking statements that can be identified by the use of words like “would,” “believe,” “expect,” “may,” “could,” “intend,” “project,” “estimate,” or “anticipate.” These forward looking statements, implicitly or explicitly, include assumptions underlying the statements and other information with respect to the Company’s beliefs, plans, objectives, goals, expectations, estimates, intentions, financial condition, results of operations, future performance and business, including its expectation of, and estimates with respect to, revenues, expenses, earnings, return of and on equity, return on assets, asset quality and other financial data and performance ratios.  Although the Company believes that the expectations reflected in its forward looking statements are reasonable, these statements involve risks and uncertainties which are subject to change based on various important factors, some of which are beyond the Company’s control.  Important factors that would cause actual results to differ materially from expectations are disclosed under “Risk Factors” and elsewhere in the Company’s most recent annual report on Form 10-K, which was filed on March 22, 2013, and registration statement on Form S-4, which became effective on October 27, 2004.

If one or more of the factors affecting forward looking information and statements proves incorrect, the Company’s actual results of operations, financial condition or prospects could differ materially from those expressed in, or implied by, the forward looking information and statements contained in this document.

Important Additional Information

The Company has filed a preliminary proxy statement and may file other documents regarding the proposed Merger with the Securities and Exchange Commission (the “SEC”).  The definitive proxy statement, if filed, will be sent to our Unitholders seeking their approval of the matters discussed above at a special meeting of Unitholders.  Unitholders are urged to read the proxy statement and any other relevant document when they become available because they will contain important information about us, the proposed Merger and related matters.  Unitholders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by us with the SEC at the SEC’s web site at www.sec.gov.  Unitholders may also obtain the definitive proxy statement (when available) and other related SEC documents free of charge by directing a request to Gregory A. Wells, NTS Realty Holdings Limited Partnership, 600 North Hurstbourne Parkway, Suite 300, Louisville, Kentucky 40222, telephone: (502) 426-4800.

The Company, Realty Capital and Realty Capital’s directors, executive officers and other members of its management and employees (including J.D. Nichols and Brian F. Lavin) may be deemed participants in the solicitation of proxies from the Unitholders of the Company in connection with the proposed transactions.  Information regarding the special interests of persons who may be deemed to be such participants in the proposed transactions will be included in the proxy statement described above.  Additional information regarding those participants is also included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on March 22, 2013, and subsequent filings with the SEC, including Quarterly Reports on Form 10-Q and statements of changes in beneficial ownership on file with the SEC.  These documents are available free of charge at the SEC’s web site at www.sec.gov.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: N/A
(b)	Pro Forma Financial Information: N/A
(c)	Shell Company Transactions: N/A
(d)	Exhibits:
	99.1	Press release of NTS Realty Holdings Limited Partnership, dated September 30, 2013
	99.2	Letter from NTS Merger Parent, LLC and NTS Merger Sub, LLC, dated September 30, 2013
	99.3	Letter from the Special Committee of the Board of Directors of NTS Realty Capital, Inc., Managing General Partner of NTS Realty Holdings Limited Partnership, dated September 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

By:	NTS Realty Capital, Inc.
Its:	Managing General Partner

By:	/s/ Gregory A. Wells
Name:	Gregory A. Wells
Title:	Executive Vice President and CFO
Date:	September 30, 2013

EXHIBIT INDEX

(a)	Financial Statements of Businesses Acquired: N/A
(b)	Pro Forma Financial Information: N/A
(c)	Shell Company Transactions: N/A
(d)	Exhibits:
	99.1	Press release of NTS Realty Holdings Limited Partnership, dated September 30, 2013
	99.2	Letter from NTS Merger Parent, LLC and NTS Merger Sub, LLC, dated September 30, 2013
	99.3	Letter from the Special Committee of the Board of Directors of NTS Realty Capital, Inc., Managing General Partner of NTS Realty Holdings Limited Partnership, dated September 30, 2013